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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 26, 2000


                                 SPYGLASS, INC.
             (Exact name of registrant as specified in its charter)


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
          Delaware                     000-26074                 37-1258139
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)
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
 Naperville Corporate Center, 1240 East Diehl Road, Naperville, IL     60563
           (Address of principal executive offices)                  (Zip Code)
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       Registrant's telephone number, including area code: (630) 505-1010


                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS.

         On March 26, 2000, Spyglass, Inc., a Delaware corporation (the "Company") entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), among OpenTV Corp., a British Virgin Islands corporation ("OpenTV"), Sonnet Acquisition Corp., a Delaware corporation and wholly owned subsidiary of OpenTV ("Sonnet") and the Company. Pursuant to the Merger Agreement, (i) Sonnet will merge with and into Spyglass, and the separate corporate existence of Sonnet shall cease, (ii) the Company shall become a wholly owned subsidiary of OpenTV and (iii) each outstanding share of Common Stock of the Company will be converted into the right to receive 0.7236 shares of Class A Ordinary Shares of OpenTV. The consummation of the merger is subject to customary closing conditions, including the approval of the stockholders of the Company and the stockholders of OpenTV and the receipt of certain governmental approvals.

         The transaction was announced publicly on March 26, 2000. A copy of the press release is attached as an exhibit and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         2.1 Agreement and Plan of Merger and Reorganization, dated as of March 26, 2000, among OpenTV Corp., Sonnet Acquisition Corp. and Spyglass, Inc.


        99.1      Press Release dated March 26, 2000.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2000                      SPYGLASS, INC.


                                          By: /s/Gary L. Vilchick
                                              --------------------------------
                                              Gary L. Vilchick
                                              Executive Vice President, Finance,
                                              Administration and Operations and
                                              Chief Financial Officer
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                                  EXHIBIT INDEX

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
Exhibit
  No.     Description
-------   -----------
   2.1 Agreement and Plan of Merger and Reorganization, dated as of March 26, 2000, among OpenTV Corp., Sonnet Acquisition Corp. and Spyglass, Inc.

  99.1    Press Release dated March 26, 2000.
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